UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013 (August 21, 2013)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) LifePoint Hospitals, Inc. (the “Company”) announced that Jeffrey S. Sherman has resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective September 13, 2013.

(c) The Company also announced that its Board of Directors has appointed Leif M. Murphy, age 45, as the Company’s Chief Financial Officer, effective September 14, 2013.  In addition to assuming the role of Chief Financial Officer, Mr. Murphy will continue to serve as the Company’s Executive Vice President and Chief Development Officer, which is the position he has held since joining the Company in October 2011.  From October 2008 to October 2010, Mr. Murphy served as president and chief executive officer of DSI Renal, Inc., a dialysis services company.  Mr. Murphy was senior vice president and treasurer at CVS Caremark, Inc., the largest pharmacy healthcare provider in the United States, from April 2006 to October 2008.  From 1999 to 2006, Mr. Murphy served in various capacities with Renal Care Group, Inc. and its predecessors.  A copy of the Company’s press release announcing Mr. Sherman’s resignation and Mr. Murphy’s appointment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

99.1  Press Release dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President and Chief Legal Officer

Date: August 21, 2013